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                                                                EXHIBIT 23.8



                           CONSENT OF HOVDE FINANCIAL, INC.


    We hereby consent to the use of our opinion in the Prospectus/Proxy Statement included in this Registration Statement and to all references to our firm included in or made a part of this Registration Statement.


                                       HOVDE FINANCIAL, INC.


Phoenix, Arizona
October 14, 1997